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                                                                       EXHIBIT 3

                                                               EXECUTION VERSION

                         REGISTRATION RIGHTS AGREEMENT

               THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 28, 2000 by and among Exodus Communications, Inc., a Delaware corporation (including any successor or assign thereof, the "Company"), Global Crossing GlobalCenter Holdings Inc., a Delaware corporation, Global Crossing Ltd., a Bermuda company, and its other direct and indirect subsidiaries which acquire Registrable Shares (as defined below) and agree in writing to be bound by the terms of this Agreement (each of Global Crossing GlobalCenter Holdings Inc., Global Crossing Ltd. and such other subsidiaries is referred to herein individually as an "Investor" and collectively as the "Investors").

               WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of September 27, 2000 (the "Merger Agreement"), by and among the Company, Exodus Acquisition Corp., Global Crossing North America, Inc., the Investor, GlobalCenter Holding Co. ("GlobalCenter Holding") and GlobalCenter Inc., each outstanding share of common stock of GlobalCenter Holding, $.01 par value, will be converted into shares of Common Stock, par value $.001 per share (including any capital stock into which the Common Stock may be exchanged or converted, the "Common Stock"), of the Company;

               WHEREAS, concurrently in connection with and pursuant to the Merger Agreement, (i) the Company and the Investor have entered into a Stockholder Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Stockholder Agreement"), and (ii) the Company has agreed to grant to the Investor the Registration Rights (as defined in Section 1 hereof) with respect to the Registrable Shares (as defined in
Section 1 hereof);

               NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

Section 1.     Registration Rights
               -------------------

               Each Investor shall be entitled to offer for sale Registrable Shares pursuant to a shelf registration statement or, in certain other circumstances, as provided by Section 1.3 hereof, in each case subject to the terms and conditions set forth in the Stockholder Agreement and herein (the "Registration Rights"). For purposes of this Agreement, "Registrable Shares" means (i) the shares of Common Stock issued to the Investor in connection with the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) any additional shares of Common Stock acquired by an Investor which are treated as "control shares" by virtue of such Investor's status as an "affiliate" of the Company within the meaning of such terms under the Securities Act of 1933, as amended (the "Securities Act"), and (iii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other

                                       1
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security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, all such shares of Common Stock described in clauses (i) and (ii); provided, however, that Registrable Shares
                                   --------  -------
shall be treated as Registrable Shares only if and so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (as defined below) under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

               1.1  Shelf Registration Rights.
                    -------------------------

               (a)  Shelf Registration Statement. The Company, within four
                    ----------------------------
months after the Effective Time (as defined in the Merger Agreement), shall file with the Securities and Exchange Commission ("SEC") a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act, covering all of the Registrable Shares (the "Registration Statement"; and the related prospectus (including any preliminary prospectus) is referred to as the "Prospectus"). The Registration Statement shall be on the appropriate form, and shall otherwise comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, permitting registration of such Registrable Shares for resale by each Investor in the manner or manners designated by it (including, without limitation, one or more underwritten public offerings). The Company will use its best efforts to cause the Registration Statement to be declared effective by the SEC within six months after the Effective Time and will notify each Investor when such Registration Statement has become effective. The Company agrees (subject to Section 1.2 hereof) to use its best efforts to keep the Registration Statement effective (including the preparation and filing of any amendments and supplements necessary for that purpose) during the period from the date that is six months after the Effective Time until the earlier of (i) the date on which the Investors shall have sold all of the Registrable Shares, or (ii) the date on which (A) the Investors beneficially own less than three percent (3%) of the outstanding Common Stock and (B) all of the Registrable Shares are eligible for sale in a single transaction pursuant to Rule 144(e) (or any successor provision) under the Securities Act (such period, the "Effective Period"). Upon seeking to offer and sell its Registrable Shares pursuant to the Registration Statement, each Investor agrees to provide in a timely manner information regarding the proposed distribution by such Investor of the Registrable Shares and such other information reasonably requested by the Company in connection with the preparation of and for the inclusion in the Registration Statement. The Company agrees to provide to each Investor a reasonable number of copies of the final Prospectus and any amendments or supplements thereto. If the Registration Statement ceases to be effective for any reason at any time during the Effective Period (other than because of the sale of all of the securities registered thereunder or as permitted by Section
1.2 hereof), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

               (b)  Offerings and Sales. At any time and from time to time
                    -------------------
during the Effective Period, subject to the restrictions set forth in the Stockholder Agreement and to

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Section 1.1(c) hereof (in the case of any underwritten public offering) and
Sections 1.1(d) and 1.2 hereof (in the case of all offerings hereunder), each Investor may exercise its Registration Rights hereunder with respect to such Registrable Shares. If such Investor desires to offer and sell such Registrable Shares pursuant to an underwritten public offering, such Investor shall deliver to the Company a written notice (an "Underwritten Registration Notice"), which notice shall be given at least thirty (30) days prior to the date on which such Investor desires to consummate the sale of such Registrable Shares. Any such Underwritten Registration Notice shall in any event be subject to revocation by such Investor by delivery of a subsequent written notice delivered to the Company by no later than the fifth day prior to the contemplated offering, provided, however, that a revoked Underwritten Registration Notice shall be
--------  -------
treated the same as an Underwritten Registration Notice that is not revoked for purposes of Section 1.1(c) hereof.

               Upon receipt of an Underwritten Registration Notice, the Company shall, as soon as practicable but in any event within ten (10) days of receipt of the Underwritten Registration Notice, give written notice to any other persons possessing similar registration rights (a "Company Notice") of the Company's receipt of the Underwritten Registration Notice. Within twenty (20) days of receipt of such a Company Notice, any other person possessing similar registration rights who desires to offer and sell any of its registrable shares in such an offering of the type described in the Underwritten Registration Notice (each, a "Participating Investor") shall give written notice to each of the Company, each Investor, and the lead managing underwriter, if any, that has been selected, of such a desire, specifying the number of Registrable Shares which such Participating Investor desires to offer and sell. Subject to the provisions of Section 1.2 hereof, the Company shall not be permitted to participate in the offering made pursuant to an Underwritten Registration Notice without the written consent of each Investor (which consent shall not be unreasonably withheld).

               (c)  Limitations on Registration Rights for Underwritten
                    ---------------------------------------------------
Offerings. Each exercise of a Registration Right pursuant to an Underwritten
---------
Registration Notice shall be with respect to an underwritten public offering of Registrable Shares (including any Registrable Shares of a Participating Investor), either (i) the minimum aggregate total gross proceeds of which to the Investor and all other Participating Investors shall be equal to or greater than ten Million Dollars ($10,000,000) or (ii) the number of shares of Common Stock to be registered by the Investor and all other Participating Investors pursuant to such Underwritten Registration Notice shall be equal to or greater than 500,000 shares. The Investors as a group shall not be permitted to deliver more than one Underwritten Registration Notice in any six-month period; provided, however, that any Underwritten Registration Notice relating to an underwritten public offering which is suspended by the Company pursuant to Section 1.2 hereof or by the SEC, or for which the registration statement fails to become effective, shall not be counted as an Underwritten Registration Notice for purposes of this sentence unless such underwritten public offering is concluded following the termination of such suspension. All offers and sales by the Investor under the Registration Statement referred to in this Section 1.1 shall be completed within the Effective Period, and upon expiration of such period the Investor will not offer or sell any Registrable Shares under the Registration Statement and the Investor shall not be entitled to deliver an Underwritten Registration Notice hereunder.

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               (d)  Limitations on Registration Rights for Other Offerings. If
                    ------------------------------------------------------
an Investor wishes to sell Registrable Shares other than pursuant to an underwritten public offering, such Investor shall deliver to the designated representative of the Company a written notice (a "Shelf Resale Notice") of such Investor's good faith present intention to sell, transfer or otherwise dispose of some or all of such Investor's Registrable Shares, and the number of Registrable Shares such Holder proposes to sell, transfer or otherwise dispose of. Upon receipt of each Shelf Resale Notice, the Company shall, as soon as practicable but in no event more than six Eastern Time business hours after receipt of such Shelf Resale Notice, either (i) provide a Materiality Notice pursuant to Section 1.2 of this Agreement or (ii) give written notice (a "Company Shelf Response") to the Investor who gave such Shelf Resale Notice that the prospectus relating to the Registration Statement is current and that the Registrable Shares covered by the Shelf Resale Notice may be resold within five business days after receipt of such Company Shelf Response. If the Company does not respond within such six business hours, it shall be deemed to have given a Company Shelf Response. All notices pursuant to this section shall be provided by facsimile or electronic mail delivery and confirmed by direct telephonic communication with the designated person. Any Investor who receives a Company Shelf Response pursuant to clause (ii) of the foregoing sentence shall then have five business days after receipt of such Company Shelf Response in which to sell, transfer or otherwise dispose of the shares subject to the Shelf Resale Notice.

          1.2  Suspension of Offering. At any time during the Effective Period,
               ----------------------
the Company may determine that offers and sales by Investors under the Registration Statement or otherwise shall be suspended if (i) a negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would, in the Company's reasonable judgment, based upon the advice of outside counsel, require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential, and the nondisclosure of which in the Registration Statement would reasonably be expected to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) the offering of such Registrable Shares would, in the Company's reasonable judgment, based upon the advice of its underwriter, adversely affect a pending or proposed underwritten public offering or Rule 144A offering of the Common Stock or other securities by the Company. Immediately upon making such a determination, the Company shall give written notice to each Investor (a "Materiality Notice"), upon receipt of which each Investor agrees that it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement or otherwise until
(x) in the case of a Materiality Notice delivered pursuant to clause (i) above, such Investor receives copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or (y) in the case of a Materiality Notice delivered pursuant to clause (ii) above, such Investor receives a subsequent notice from the Company that revokes or otherwise withdraws such Materiality Notice; provided, that the Company may delay, suspend or withdraw the Registration Statement and such offers and sales pursuant to clause (i) above, for no more than fifteen (15) days after the abandonment or consummation of any of the foregoing

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negotiations, transactions or events or, in any event, for no more than ninety
(90) days after delivery of the Materiality Notice pursuant to clause (i) above, at any one time (and the Company shall not be entitled to require the Investor to discontinue offers and sales pursuant to clause (i) for a period of more than 90 days during any 12-month period or pursuant to clause (ii), including the immediately succeeding proviso, for a period of more than 180 days during any 12-month period); and provided further, that in the case of clause (ii) each
                      ----------------
Investor will be bound by the same lockup agreement as is required for all affiliates of the Company by the underwriter of such offering which shall not extend for more than ninety (90) days after the closing of such offering. If so directed by the Company, each Investor will deliver to the Company all copies of the Prospectus covering the Registrable Shares current at the time of receipt of a Materiality Notice.

               1.3  Piggyback Registration.
                    ----------------------

               (a) If, at any time after the first anniversary of the Effective Time and during the Effective Period, the Company proposes to offer any of its shares of Common Stock for sale under the Securities Act in an underwritten offering in which the Company will conduct a "road show" and the offering is announced prior to pricing, whether or not for sale for the Company's own account, pursuant to a registration statement and in a manner that would also permit the sale of Registrable Shares under the Securities Act, the Company shall give written or telephonic notice to the designated representative of the Investor of the Company's intention to effect such offering a reasonable time, but not less than one business day, in advance of the commencement of such road show. If, within either (i) two business days after the giving of such notice by the Company (in the event such notice is given three or more business days in advance of the commencement of such road show) or (ii) six Eastern Time business hours after the giving of such notice by the Company (in the event such notice is given two or fewer business days in advance of the commencement of such road show), an Investor shall deliver to the Company a written request specifying the number of Registrable Shares such Investor desires to offer and sell, and the intended disposition thereof, the Company shall use its commercially reasonable best efforts to include in such offering all such Registrable Shares that the Company has been requested to register, provided:
                                        --------

               (i) if, at any time after giving written notice of its intention to register any securities and prior to the effectiveness of the registration statement filed in connection therewith, the Company shall determine for any reason not to register any such securities, the Company may, at its election, give written notice of such determination to such Investor, and thereupon the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligations under Section 1.4 hereunder), without prejudice, however, to the Registration Rights of each Investor generally under this
     Section 1; and

               (ii) subject to the provisions of Section 1.6 hereof, such Investor must sell its Registrable Shares to the underwriters selected by the Company on the same terms and conditions as are applicable to the Company.

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               (b)  The Company shall not be obligated to effect any
registration of Registrable Shares under this Section 1.3 as a result of the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or option or other employee benefit plans.

               1.4  Expenses. The Company shall pay all expenses incident to the
                    --------
performance by it of its registration obligations under this Section 1, including (i) all SEC registration and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distribution of the Registration Statement and Prospectus and any other document or amendment thereto and the mailing and delivery of copies thereof to the underwriter and dealers, (iii) fees and disbursements of counsel for the Company and of counsel for the Investors and of the independent public accountants and other experts of the Company; (iv) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Registrable Shares to be disposed of; (v) all expenses in connection with the qualification of Registrable Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys (but not for any other fees or disbursements of counsel for the underwriters);
(vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Registrable Shares to be disposed of; and (vii) all fees and expenses incurred in connection with the listing of Registrable Shares on each securities exchange or quotation system on which the Common Stock is then listed. The Investors shall be responsible for the payment of any brokerage and sales commissions and any transfer taxes relating to the sale or disposition of the Registrable Shares.

               1.5  Selection of Underwriters. If Registrable Shares are being
                    -------------------------
offered and sold pursuant to an Underwritten Registration Notice, the Investors shall have the right to select the lead managing underwriter of the offering, which shall be an investment banking firm of nationally recognized standing reasonably satisfactory to the Company.

               1.6  Registration Procedures.
                    -----------------------

               (a) If and whenever the Company is required to effect the registration under the Securities Act of Registrable Shares as provided in this Agreement, the Company will, as expeditiously as possible:

                  (i) use its best efforts to register or qualify the Registrable Shares by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as the Investors shall reasonably request in writing, to keep each such registration or qualification effective during the Effective Period, and to do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in each such jurisdiction of the Registrable Shares owned by such Investor; provided, however, that the Company shall not be
                             --------  -------
     required to (x) qualify generally to do business in any jurisdiction or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 1.6, (y) subject itself to taxation in any such jurisdiction, or (z) submit to the general service of process in any such jurisdiction;

               (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares until such time as all Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Investor set forth in the Registration Statement;

               (iii) furnish to each Investor and to any underwriter of such Registrable Shares such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in the Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in the Registration Statement or Prospectus, and such other documents as each Investor or such underwriter may reasonably request;

               (iv) cause the Registrable Shares to be listed on each national securities exchange or quotation system on which the Shares are then listed, if the listing of such securities is then permitted under the rules of such exchange;

               (v) enter into such customary agreements (including, in the case of an underwritten public offering, an underwriting agreement), and each Investor, on whose behalf Registrable Shares are to be distributed by such underwriters, shall also be party to any such underwriting agreement;

               (vi) obtain a "cold comfort" letter or letters from the Company's independent public accountants and furnish a signed counterpart of a customary opinion of counsel of the Company, in each case, addressed to each Investor (and the underwriters, if any), in customary form and substance, dated the effective date of the Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement);

               (vii) notify each Investor promptly upon the happening of any event as a result of which a Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to the provisions of Section
         1.2 hereof, at the request of an Investor prepare and furnish

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         to such Investor as many copies of a supplement to or an amendment of such Prospectus as such Investor reasonably requests so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (viii) make available for reasonable inspection by, or give reasonable access to, each Investor, by any underwriter participating in any disposition to be effected pursuant to the Registration Statement and by any attorney, accountant or other agent retained by such Investor, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Investor, any underwriter or any other person in connection with the offering thereunder.

               (b) Subject to Section 1.5, in connection with any underwritten public offering of Registrable Shares, management of the Company shall participate in customary road show meetings reasonably requested (and reasonable in scope in light of the size of the offering) upon reasonable prior notice by the lead managing underwriter of such offering.

               (c) The Company may require each Investor, upon selling Registrable Shares as to which any registration is being effected, to furnish the Company with such information regarding such Investor and the distribution of such securities as required to be included in the Registration Statement as the Company may from time to time reasonably request in writing.

               (d) If a registration pursuant to this Section 1 involves an underwritten public offering and the lead managing underwriter of such offering advises the Company (or each Investor, if applicable) that, in its judgment, the number of shares of Common Stock proposed to be included in such underwritten public offering by the Company (or each Investor, if applicable) should be limited due to market conditions, then the Company will promptly so advise each Participating Investor; and the Company, each Investor and the Participating Investors will include in such offering the number of shares which, in the opinion of the lead managing underwriter can be sold (the "Maximum Offering Amount"). The Maximum Offering Amount shall be allocated (i) in an offering initiated by the Company as described in Section 1.3 hereof, first, to the full
                                                             -----
extent of shares of Common Stock the Company desires to sell, and second, if any
                                                                  ------
shares of Common Stock remain under the Maximum Offering Amount, to the Investor and to any other persons possessing piggyback registration rights similar to the piggyback rights accorded the Investor pursuant to Section 1.3, pro rata in accordance with each request for inclusion made by the Investor and each such other person, or (ii) in an offering initiated by an Investor as described in
Section 1.1(b) hereof, first, to such Investor (and if there is more than one
                       -----
Investor exercising its rights under Section 1.1(b), to each such Investor pro rata in accordance with its request for inclusion), to the full extent of shares of Common Stock such Investor desires to sell, and second, if any shares of
                                                   ------
Common

Stock remain under the Maximum Offering Amount, to each Participating Investor, pro rata in accordance with each request for inclusion made by each such Participating Investor. If the underwriting agreement executed in connection with such offering provides for an overallotment option to be granted to the underwriters, and if such option is exercised by the underwriters, the allocation priority established by clause (i) or clause (ii) above, whichever is applicable, shall govern the allocation with respect to the sale of any shares of Common Stock and Registrable Shares pursuant to such exercise by the underwriters.

               (e) If an Investor exercises its Registration Rights to offer and sell Registrable Shares in an underwritten public offering initiated by any other person or persons possessing registration rights similar to those conveyed upon such Investor by this Agreement (each such other person initiating such an underwritten public offering, an "Other Initiating Person"), such Investor agrees that the allocation priority for such offering shall be comparable to the allocation priority established by clause (ii) of Section 1.6(d), except that such Investor shall participate in such offering with the lowest level of priority described in clause (ii) of Section 1.6(d), pro rata in accordance with each request for inclusion made by each such Investor.

Section 2.     Indemnification
               ---------------

               2.1  Indemnification by the Company. The Company agrees to
                    ------------------------------
indemnify and hold harmless each Investor in any offering or sale of Registrable Shares, each person (if any) who participates as an underwriter in any offering and sale of Registrable Shares, and each person, if any, who controls such Investor or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and their respective directors, trustees, officers, partners, agents, employees and affiliates as follows:

               (a) against any and all loss, liability, claim, damage and expense (joint or several) and action or proceeding (whether commenced or threatened) whatsoever ("Losses"), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (b) against any and all loss, liability, claim, damage, cost or expense (including reasonable legal fees and expenses) (collectively, "Losses"), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent will not be unreasonably withheld); and

               (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any Losses or any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided, however, that the indemnity provided pursuant to this Section 2.1 does
--------  -------
not apply to any indemnified party with respect to any Losses or expenses to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (ii) such indemnified party's failure to deliver an amended or supplemental Prospectus if such Losses would not have arisen had such delivery occurred.

               2.2  Indemnification by each Investor. Each Investor (and each
                    --------------------------------
permitted assignee of such Investor) agrees to indemnify and hold harmless the Company, each person (if any) who participates as an underwriter in any offering and sale of Registrable Shares and each person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and their respective directors, trustees, officers, partners, agents, employees and affiliates, as follows:

               (a) against any and all Losses whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (b) against any and all Losses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Investor (which consent will not be unreasonably withheld); and

               (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any Losses or any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided, however, that the indemnity provided pursuant to this Section 2.2
--------  -------
shall only apply with respect to any Losses to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in the registration statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (ii) such Investor's failure to deliver an amended or supplemental Prospectus if such Losses would not have arisen had such delivery occurred. Notwithstanding the provisions of this Section 2.2, none of any Investor nor any permitted assignee shall be required to indemnify the Company, its indemnified persons hereunder with respect to any amount in excess of the amount of the total proceeds to such Investor or such permitted assignee, as the case may be, from sales of the Registrable Shares of such Investor under the registration statement with respect to such offering, and such Investor shall not be liable under this Section 2.2 for any statements or omissions of any Participating Investor.

               2.3  Conduct of Indemnification Proceedings. The indemnified
                    --------------------------------------
party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 2.1 or 2.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the
                                             --------  -------
indemnifying party will not settle any such action or proceeding without the written consent of the indemnified party unless, as a condition to such settlement, the indemnifying party secures the unconditional release of the indemnified party; and provided further that if the indemnified party reasonably
                       -------- -------
determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party (which consent will not be unreasonably withheld). Except as expressly stated herein, if an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

               2.4  Contribution. In order to provide for just and equitable
                    ------------
contribution in circumstances in which the indemnity agreement provided for in this Section 2 is unavailable to an indemnified party, the indemnifying party shall contribute to the aggregate Losses of the nature contemplated by such indemnity agreement incurred by any indemnified party, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of but also the relative benefits to the Company on the one hand and each Investor on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and the indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and the indemnified party in connection with the offering to which such Losses relate. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

               The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.4, each Investor shall not be required to contribute any amount in excess of the amount of the total net proceeds to such Investor from sales of the Registrable Shares of the Investor under the registration statement.

               Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.4, each person, if any, who controls an indemnified party within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such indemnified party, and each director of the Company, each officer of the Company who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

               The indemnity agreements contained in this Section 2 shall be in addition to any other rights (to indemnification, contribution or otherwise) which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Registrable Shares by an Investor.

Section 3.     Rule 144 Compliance
               -------------------

               The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, so as to enable each Investor to sell Registrable Shares pursuant to Rule 144 under the Securities Act. In connection with any sale, transfer or other disposition by an Investor of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Investor to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as such Investor may reasonably request at least ten (10) business days prior to any sale of Registrable Shares hereunder.

Section 4.     Miscellaneous
               -------------

               4.1  Integration; Amendment. This Agreement, together with the
                    ----------------------
Merger Agreement and the Stockholder Agreement, constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and each Investor.

               4.2  Waivers. No waiver by a party hereto shall be effective
                    -------
unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

               4.3  Successors and Assigns; Third Party Beneficiaries. No
                    -------------------------------------------------
Investor may assign any of its rights or delegate its duties under this Agreement except to another Investor. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the designated representative of the Investors, provided that
                                                                   --------
in the event of any merger or consolidation of the Company with any Person (as defined in the Stockholder Agreement) in which the holders of Common Stock receive securities of any other Person (the "Successor Issuer") the Company
                                             ----------------
shall assign all of its rights and delegate all of its obligations under this Agreement to such Successor Issuer in which event the Successor Issuer will become the "Company" for all purposes of this Agreement. Any purported assignment in violation of this Section shall be void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Investors (who shall be third party beneficiaries of this Agreement entitled to the benefit of, and to enforce, its terms) and the Company and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Investors and the Company and their respective successors, and for the benefit of no other Person. No purchaser of Common Stock from an Investor (other than another Investor) shall be deemed to be a successor or assignee by reason merely of such purchase.

               4.4  Benefits of Registration Rights. The Investors may severally
                    -------------------------------
or jointly exercise the Registration Rights hereunder in such proportion as they shall agree among themselves.

               4.5  Notices. Except as otherwise provided in this Agreement,
                    -------
notices and other communications required by this Agreement shall be in writing and delivered by hand against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested or by confirmed facsimile or confirmed electronic mail transmission. All notices shall be addressed to the designated representatives of each party as follows:

               If to the Company, to:

                    Exodus Communications, Inc.
                    2831 Mission College Blvd.
                    Attention: General Counsel
                    Facsimile No.: (408) 346-2201

                    with a copy to:

                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, CA 94306
                    Attention: David W. Healy
                    Facsimile No.: (650) 496-1417

               If to the Investor, to:

                    Global Crossing Ltd.
                    360 N. Crescent Drive
                    Beverly Hills, CA 90210
                    Attention: General Counsel
                    Facsimile No.: (310) 385-3700

                    with a copy to:

                    Simpson Thacher & Bartlett
                    3373 Hillview Avenue
                    Suite 250
                    Palo Alto, CA 94304
                    Attention: Richard Capelouto
                    Facsimile No.: (650) 251-5002

or such other address as may be designated by a proper notice. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if
                                                    --------  -------
such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the transmission.

               4.6  Specific Performance. The parties hereto acknowledge that
                    --------------------
the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

               4.7  Governing Law.  This Agreement, the rights and obligations
                    -------------
of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware .

               4.8  Headings. Section and subsection headings contained in this
                    --------
Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

               4.9   Pronouns. All pronouns and any variations thereof shall be
                     --------
deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

               4.10  Execution in Counterparts. To facilitate execution, this
                     -------------------------
Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

               4.11  Severability. If fulfillment of any provision of this
                     ------------
Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

               4.12  Effectiveness of Agreement; Termination. This Agreement
                     ---------------------------------------
shall not become effective until the Effective Time, at which time this Agreement shall take full force and effect, and shall terminate on the tenth anniversary of the Effective Time. If the Effective Time does not occur prior to the termination of the Merger Agreement in accordance with its terms, then this Agreement shall terminate and shall be of no force or effect.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first hereinabove set forth.

                                                  EXODUS COMMUNICATIONS, INC.

                                                     /s/ Ellen M. Hancock
                                                  By:___________________________
                                                     Ellen M. Hancock
                                                     Chief Executive Officer
                                                     and Chairman


                                                  GLOBAL CROSSING GLOBALCENTER
                                                  HOLDINGS INC.

                                                     /s/ Leo J. Hindery, Jr.
                                                  By:___________________________
                                                     Leo J. Hindery, Jr.
                                                     Chief Executive Officer


                                                  GLOBAL CROSSING LTD.

                                                     /s/ Leo J. Hindery, Jr.
                                                  By:___________________________
                                                     Leo J. Hindery, Jr.
                                                     Chief Executive Officer